UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Hampshire Thrift Bancshares, Inc. (“NHTB” ) announced on April 3, 2013, the execution of a definitive agreement (the “Agreement”) in which NHTB will acquire Central Financial Corporation (“CFC”) in an all-stock transaction (the “Merger”). Following the Merger, CFC’s wholly owned subsidiary, The Randolph National Bank, will be merged with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb, with Lake Sunapee Bank surviving.

NHTB currently operates 22 locations in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties as well as 8 locations in Vermont in Rutland and Windsor counties. The combined company will have approximately $1.45 billion in assets and operate 38 locations in New Hampshire and Vermont. The transaction, approved by the boards of directors of both companies, is valued at approximately $14.4 million or approximately $115.00 per share of CFC common stock, based on the 10-day average closing price of NHTB’s common stock for the period ended April 2, 2013. The terms of the Agreement call for each outstanding share of CFC common stock to be converted into the right to receive 8.699 shares of NHTB common stock.

The Agreement contains customary representations and warranties of the parties. The Agreement also contains certain termination rights for both NHTB and CFC, and further provides that, upon termination of the Agreement upon specified circumstances, CFC may be required to pay NHTB a termination fee of $575,000. Additionally, CFC may terminate the Agreement if the average closing price of NHTB common stock during a specified period prior to closing is less than $11.237 and NHTB’s common stock underperforms a specified peer-group index by more than 15%, unless NHTB elects to make a compensating adjustment to the exchange ratio.

Following the Merger, Steven H. Dimick, the President and Chief Executive Officer of CFC, will be appointed to the boards of directors of NHTB and Lake Sunapee Bank. Additionally, four members of the current board of directors of CFC, excluding Mr. Dimick, will be invited to serve as members of NHTB’s Upper Valley advisory board.

Additionally, concurrently with the execution of the Agreement, the directors and executive officers of CFC entered into voting agreements pursuant to which they agreed to vote their shares of CFC common stock in favor of the Merger. The parties to the voting agreements beneficially own in the aggregate approximately 15% of the outstanding shares of CFC common stock.

Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval by CFC shareholders. The transaction is expected to close in the fourth quarter of 2013.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and to the related press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Important Additional Information About the Transaction

The proposed transaction will be submitted to the shareholders of CFC for their consideration. In connection with the proposed merger with CFC, NHTB will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of CFC that also constitutes a prospectus of NHTB. CFC will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by NHTB with the SEC at the SEC’s website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NHTB, on its website, www.lakesunbank.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773, or to Central Financial Corporation, 21 Main Street, Randolph, Vermont 05060.

Participants in the Transaction

NHTB, CFC and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of CFC in connection with the merger. Information about the directors and executive officers of CFC and their ownership of CFC common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of CFC to approve the applicable merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) changes in levels of income and expense in noninterest income and expense related activities; and (13) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and NHTB and CFC undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by NHTB with the SEC, including NHTB’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 7.01.	Regulation FD Disclosure.

CFC conducted an employee meeting on April 3, 2013, to announce the transaction and to provide information on frequently asked questions. A copy of the handout is attached hereto as Exhibit 99.2 and is being furnished herewith pursuant to Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated April 3, 2013, by and between New Hampshire Thrift Bancshares, Inc. and Central Financial Corporation.

99.1	Press Release, dated April 3, 2013.

99.2	Employee Memorandum and Frequently Asked Questions.

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Any omitted schedule will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi
Laura Jacobi
Chief Financial Officer

Date: April 3, 2013

EXHIBIT LIST

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated April 3, 2013, by and between New Hampshire Thrift Bancshares, Inc. and Central Financial Corporation.

99.1	Press Release, dated April 3, 2013.

99.2	Employee Memorandum and Frequently Asked Questions.

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Any omitted schedule will be provided to the SEC upon request.